UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2009

INTELLON CORPORATION

(Exact Name of Registrant as Specified in its charter)

Delaware	333-144520	59-2744155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5955 T.G. Lee Boulevard, Suite 600, Orlando, FL 32822

(Address of Principal Executive Offices) (Zip Code)

(407) 428-2800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2009, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Intellon Corporation (the “Company”) approved certain compensation related items for the Company’s principal executive officer, principal financial officer, and its other named executive officers as further described below, including: (i) awards under the Company’s Annual Cash Incentive Plan (the “ACIP”) for performance during the second half of 2008; and (ii) the approval of company performance goals under the ACIP for the first half of 2009.

Under the Company’s ACIP, each participant, including each of our named executive officers, is assigned an at-plan award target equal to a percentage of the employee’s base salary during the plan period, with part of the award target based on the achievement of company goals and part based on the achievement of individual goals. The entire ACIP bonus opportunity for Charles Harris and Rick Furtney is based on the achievement of company goals. For the Company’s other named executive officers, 75% of their ACIP bonus opportunity is based on the achievement of company goals, and 25% is based on the achievement of individual goals.

On February 18, 2009, the Compensation Committee approved award payments under the ACIP for the July 1, 2008 through December 31, 2008 plan period. For that plan period, the Compensation Committee awarded 82% credit for the achievement of the established company goals. With respect to the individual goals, the Compensation Committee awarded Brian McGee, William Earnshaw and William Casby 90%, 100% and 60% credit, respectively, for the achievement of their individual goals. The Company will provide more detailed disclosure of the foregoing in the Compensation Discussion and Analysis section of its annual proxy statement for the required period.

The target cash incentive awards and the amounts actually earned by each named executive officer under the ACIP for the plan period of July 1, 2008 through December 31, 2008 are as follows:

Name and Principal Position	2H 2008 ACIP Target	2H 2008 ACIP Actual

Charles E. Harris Chief Executive Officer and Chairman of the Board	$117,162	$96,073

Rick E. Furtney President and Chief Operating Officer	$70,812	$58,066

Brian T. McGee Senior Vice President and Chief Financial Officer	$49,440	$41,530

William E. Earnshaw Senior Vice President—Engineering and Operations	$43,260	$37,420

William P. Casby Vice President—Sales	$12,051	$9,219

On February 18, 2009, the Compensation Committee also approved the company performance goals under the ACIP for the plan period of January 1, 2009 through June 30, 2009. For that plan period, the company goals are as follows: 60% will be based on achieving targeted quarterly revenue and gross profit margins, 24% will be based on achieving specified engineering or production milestones, and 16% will be based on achieving select customer design wins and positioning Company products in targeted markets. The Compensation Committee has also approved the target awards for the Company’s executive officers under the ACIP for the first half of 2009. The target awards are unchanged from 2008 and are as follows: 65% of base salary for Mr. Harris, 50% of base salary for Mr. Furtney, 40% of base salary for Mr. McGee, 40% of base salary for Mr. Earnshaw, and 12% of base salary for Mr. Casby.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLON CORPORATION

By:	/s/Brian T. McGee
Name:	Brian T. McGee
Title:	Senior Vice President and Chief Financial Officer

Date: February 23, 2009